UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico	00920-2717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2015 (the “Execution Date”), Doral Insurance Agency, LLC (“Doral Insurance”), a wholly-owned subsidiary of Doral Financial Corporation (the “Company”), entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with Anglo-Puerto Rican Insurance Corporation (the “Purchaser”). Pursuant to the Purchase Agreement, Doral Insurance will sell certain assets related to its business of managing and servicing an insurance policy portfolio related to insurance policies sold by Doral Insurance as appointed general agent and authorized representative of several insurance companies (the “Assets”).

As consideration for the purchase of the Assets, the Purchaser will pay an amount equal to Ten Million Seven Hundred Fifty Thousand Dollars ($10,750,000.00) less the amount of any net income (commissions earned less related expenses) earned by Doral Insurance between February 27, 2015 and the closing date of the Purchase Agreement (the “Closing Date”).

Under the terms of the Purchase Agreement, Doral Insurance and the Purchaser each made certain representations and warranties and additional covenants that are customary in an asset purchase agreement. Under the terms of the Purchase Agreement, Doral Insurance has agreed to indemnify the Purchaser against certain liabilities. The closing of the Purchase Agreement (the “Closing”) is subject to the satisfaction of customary conditions, except that the obligation of Doral Insurance under the Purchase Agreement will be subject to the satisfaction, on or before the Closing Date, of the receipt by Doral Insurance from Purchaser’s subsidiary, Antilles Insurance Company (“Antilles”), of the amount of One Million Three Hundred Thirty Thousand Nine Hundred Fifty-Seven Dollars ($1,330,957.00), corresponding to the contingent commissions due Doral Insurance from Antilles for calendar year 2014.

The Purchase Agreement may be terminated and the transactions contemplated by the Purchase Agreement may be abandoned at any time prior to the Closing Date (i) by mutual agreement of the parties; (ii) by the sole discretion of Doral Insurance, if the Closing is not closed on or before sixty (60) days after the Execution Date, unless a written extension is requested by the Purchaser and agreed upon by the parties; or (iii) if, by the Closing Date, the Assets are materially diminished for reasons attributable to Doral Insurance’s actions or omissions, or to the actions of a court of law with jurisdiction over Doral Insurance.

Item 1.03.	Bankruptcy or Receivership.

On February 27, 2015, the Puerto Rico Office of the Commissioner of Financial Institutions appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Doral Bank, the principal operating subsidiary of the Company. The Company has previously disclosed that it may not be able to continue as a going concern if Doral Bank were placed into receivership. The Company is currently evaluating what actions it should take in response to the receivership of Doral Bank. As previously disclosed, the Company is unable to determine the extent of any recovery for its debt holders and creditors as well the preferred or common holders under a receivership of Doral Bank by the FDIC as the amount of any recovery will depend upon the priority of the claim and the price at which assets and businesses can be sold.

Item 8.01.	Other Events.

Litigation Update

As previously disclosed, the Company and certain of its subsidiaries (collectively with the Company, “Doral”) filed a lawsuit against the Commonwealth of Puerto Rico (the “Commonwealth”), the Puerto Rico Department of the Treasury (the “Treasury Department”) and the Secretary of the Treasury Department, Hon. Melba Acosta Febo, in her official capacity, as defendants, in the Court of First Instance of Puerto Rico (the “Court of First Instance”) seeking to enforce the Closing Agreement dated March 26, 2012 between Doral and the Treasury Department (the “Closing Agreement”) and to collect the $229 million owed to Doral under the Closing Agreement. On October 10, 2014 the Court of First Instance issued its ruling holding that the Closing Agreement is a valid and binding obligation enforceable against the Commonwealth.

On December 31, 2014, the Commonwealth appealed the ruling to the Court of Appeals of Puerto Rico (the “Court of Appeals”). On February 25, 2015, the Court of Appeals issued its ruling reversing the Court of First Instance and holding that the Closing Agreement is void.

On February 27, 2015, Doral filed its appeal to the Puerto Rico Supreme Court of the decision of the Court of Appeals. Doral is seeking a reversal of the decision of the Court of Appeals so that the decision of the Court of First Interest ruling that the Closing Agreement is valid is upheld.

Going Concern Update

The information set forth in Item 1.03 of this Current Report on Form 8-K is incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, the Company may make forward-looking statements in its other press releases, filings with the Securities and Exchange Commission (the “SEC”) or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent the Company’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

The Company cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent the Company’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in forward-looking statements include the adequacy of the Company’s capital and liquidity, the Company’s ability to continue to operate its business as a going concern, the Company obtaining non-objection from the Office of Chief Accountant of the Division of Corporation Finance with respect to its accounting treatment of certain of its commercial assets, and the effect of legal or regulatory proceedings, tax legislation and tax rules, the Company’s ability to use its deferred tax assets and related reserves, the Company’s ability to collect the monies due to the Company or its subsidiaries from the Commonwealth relating to the Closing Agreement, the potential delisting of the Company’s common stock from the New York Stock Exchange, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. These factors and additional factors that may cause the Company’s results to differ from forward-looking statements are described more completely under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 21, 2014 and is available on the Company’s website at www.doralbank.com, as updated from time to time with the Company’s periodic and other reports filed and to be filed with the SEC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: February 27, 2015	By:	/s/ Enrique R. Ubarri
Enrique R. Ubarri Executive Vice President and General Counsel